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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2000 (except Note 12, as to which the date is April 25, 2000) in the Registration Statement on Form S-1
(No. 333-00000) and related Prospectus of High Speed Net Solutions, Inc., dated July 19, 2000.



                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
July 18, 2000